MUTUAL WAIVER AND CONSENT

This MUTUAL WAIVER AND CONSENT (this “Agreement”), dated as of December 9,  2011, is entered into by and between NCI Building Systems, Inc. (the “Company”), a Delaware corporation, on the one hand, and Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman exempted limited partnership (“Fund VIII”), and CD&R Friends & Family Fund VIII, L.P., a Cayman exempted limited partnership (together with Fund VIII, the “CD&R Funds”), on the other hand.

WITNESSETH:

WHEREAS, the CD&R Funds are the owners of all the issued and outstanding shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Series B Preferred Stock”), issued pursuant to the Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock of NCI Building Systems, Inc. (the “Certificate of Designations”) (defined terms used but not defined in this Agreement are used as defined in the Certificate of Designations);

WHEREAS, pursuant to the Certificate of Designations, Series B Preferred Dividends are payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Series B Preferred Dividend Payment Date;

WHEREAS, pursuant to the Certificate of Designations and subject to the limitations therein set forth, Series B Preferred Dividends may, at the option of the Company, be paid by issuing fully paid and nonassessable shares of Series B Preferred Stock (a “PIK Dividend”) or in cash;

WHEREAS, the Company and the CD&R Funds are parties to a Stockholders Agreement, dated as of October 20, 2009 (the “Stockholders Agreement”);

WHEREAS, pursuant to Section 6.1(a)(iii) of the Stockholders Agreement, the Company has covenanted, subject to the terms and conditions therein set forth, that the Company will not, without the prior consent of the CD&R Funds, authorize, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares (or options, warrants, convertible securities or rights of any kind to acquire or receive any shares) of capital stock, ownership interests or voting securities, subject to certain exceptions, including issuances the aggregate proceeds of which to the Company do not exceed $5 million in any given fiscal year (the “$5 Million Issuance Basket”);

WHEREAS, the next Series B Preferred Dividend Payment Date is December 15, 2011 (the “December 2011 Dividend Payment Date”), and the Company wishes to pay the Series B Preferred Dividend due on that date as a PIK Dividend, computed at a Base Dividend Rate of 8.00% per annum, rather than the 12% per annum otherwise provided for in the Certificate of Designations (the “December 2011 Base Dividend Rate Reduction”);

WHEREAS, the CD&R Funds are willing to consent to the December 2011 Base Dividend Rate Reduction and waive their right to receive PIK Dividends on the December 2011 Dividend Payment Date calculated at a rate in excess of 8.00% per annum, subject to and conditioned upon the Company’s waiver of its right to utilize all or any portion of the $5 Million Issuance Basket in respect of the Company’s fiscal year ending October 28, 2012; and

WHEREAS, the Company is willing to waive its right to utilize all or any portion of the $5 Million Issuance Basket in respect of its fiscal year ending October 28, 2012, in return for the CD&R Funds’ waiver and consent to the December 2011 Base Dividend Rate Reduction.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

Section 1.  December 2011 Base Dividend Rate Reduction.  Subject to and conditioned on the Company’s due performance of its covenant set forth in Section 2, the CD&R Funds consent to the December 2011 Base Dividend Rate Reduction and waive any right to receive, and the accrual of, PIK Dividends on the December 2011 Dividend Payment Date in respect of the Payment Period then ended at the rate of 12% per annum, rather than 8.00% per annum.  For avoidance of doubt, nothing contained in this Agreement shall affect the accrual or payment of Series B Preferred Dividends in respect of any Payment Period after the December 2011 Dividend Payment Date.

Section 2.  Waiver of $5 Million Issuance Basket.  Subject to and conditioned on the CD&R Funds’ waiver and consent granted pursuant to Section 1, the Company waives any right under the Stockholders Agreement to, and covenants not to, authorize, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares (or options, warrants, convertible securities or rights of any kind to acquire or receive any shares) of capital stock, ownership interests or voting securities on or after the date hereof and on or prior to October 28, 2012, except (i) with the prior written consent of the CD&R Funds, and (ii) grants in the ordinary course of business consistent with past practice to employees or directors of the Company pursuant to an existing stock option plan or restricted stock plan, pursuant to another plan or agreement adopted or approved by the Board of Directors in the ordinary course with terms that are consistent with past practice or pursuant to the issuance of shares in respect of any exercise of options or settlement of any other share-based awards outstanding on the date of this Agreement, or as may be granted after the date of this Agreement, as permitted by the Stockholders Agreement.

Section 3.  Representations and Warranties.  Each of the parties represents and warrants that:

(a)  it has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on its part; and

(c)  this Agreement has been duly authorized, validly executed and delivered by it, and assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes its valid and binding obligations, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

Section 4.  Successors and Assigns.  This Agreement shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

Section 5.  Notice.  All notices and other communications required or permitted under this Agreement shall be given in accordance with Section 13(c) of the Certificate of Designations.

Section 6.  Entire Agreement; Amendments.  Except as otherwise specified herein, this Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof.  Except for the waivers and consent granted in Sections 1 and 2, each of the terms of the Certificate of Designations and the Stockholders Agreement, as in effect as of the date hereof, is confirmed and ratified by each of the parties and shall remain in full force and effect.

Section 7.  Modification or Waiver.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by each of the parties hereto.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 8.  Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws.  The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

Section 9.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its authorized officer as of the date set forth at the head of this Agreement.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Norman C. Chambers
Name:	Norman C. Chambers
Title:	Chairman of the Board, CEO

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R ASSOCIATES VIII, LTD.,
its General Partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer &
Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P

By:	CD&R ASSOCIATES VIII, LTD.,
its General Partner

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President, Treasurer &
Assistant Secretary

[Signature Page to Mutual Waiver and Consent]